UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 22, 2022

Johnson & Johnson

(Exact name of registrant as specified in its charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza , New Brunswick, New Jersey 08933

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code:

732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	JNJ	New York Stock Exchange
0.650% Notes Due May 2024	JNJ24C	New York Stock Exchange
5.50% Notes Due November 2024	JNJ24BP	New York Stock Exchange
1.150% Notes Due November 2028	JNJ28	New York Stock Exchange
1.650% Notes Due May 2035	JNJ35	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on October 31, 2022, Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Athos Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Johnson & Johnson (“Purchaser”), and ABIOMED, Inc., a Delaware corporation (“ABIOMED”).

Pursuant to the Merger Agreement and in connection with the irrevocable acceptance for payment by Purchaser of all of the outstanding shares of common stock, par value $0.01 per share, of ABIOMED (the “Shares”) validly tendered and not properly withdrawn pursuant to the Offer (as defined below), on December 22, 2022, Johnson & Johnson and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, entered into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs (as defined below) issued pursuant to the Offer and the Merger (as defined below).

Each CVR represents the non-tradeable contractual right to receive contingent cash payments of up to $35.00 per Share in cash, without interest and less any required withholding taxes, in the aggregate (the “Milestone Payments”), payable as specified upon the achievement of the following milestones (each, a “Milestone”):

(a)

$17.50 per CVR, if aggregate worldwide Net Sales (as defined in the CVR Agreement) of the Products (as defined in the CVR Agreement) exceeds $3,700,000,000 (the “Net Sales Milestone”) during the period from the first day of Johnson & Johnson’s fiscal second quarter of 2027 through the last day of Johnson & Johnson’s fiscal first quarter of 2028 (the “2028 Measurement Period”); provided that in the event that the Net Sales Milestone is not achieved during the 2028 Measurement Period, if the Net Sales Milestone is thereafter achieved during any other period of four consecutive fiscal quarters during the period from the first day of Johnson & Johnson’s fiscal third quarter of 2027 through the last day of Johnson & Johnson’s fiscal first quarter of 2029, the Milestone Payment payable upon the achievement of the Net Sales Milestone will be $8.75 per CVR;

(b)

$7.50 per CVR, if, on or prior to January 1, 2028, the U.S. Food and Drug Administration approves a premarket approval application or a premarket approval application supplement for the use of any device in the Impella Product Family (as defined in the CVR Agreement) in patients presenting with ST-Segment Elevation Myocardial Infarction (“STEMI”), or Anterior STEMI, without cardiogenic shock (the “FDA Approval Milestone”); and

(c)	$10.00 per CVR, upon the earliest to occur of any of the following:

(i)

on or prior to the earlier of (A) four years after publication of results relating to the secondary clinical endpoint in the STEMI DTU™ study undertaken by ABIOMED and (B) December 31, 2029, results from the STEMI DTU™ study undertaken by ABIOMED contribute to the publication of a Class I recommendation in the American College of Cardiology / American Heart

Association Clinical Practice Guideline for Coronary Artery Revascularization (the “Clinical Practice Guideline”) for the use of any device in the Impella Product Family in patients presenting with STEMI, or Anterior STEMI, without cardiogenic shock (the “STEMI Recommendation Milestone”);

(ii)

on or prior to the earlier of (A) four years after publication of results relating to the primary clinical endpoints in the PROTECT IV study undertaken by ABIOMED and (B) December 31, 2029, results from the PROTECT IV study undertaken by ABIOMED contribute to the publication of a Class I recommendation in the Clinical Practice Guideline for the use of any device in the Impella Product Family in high-risk patients with complex coronary artery disease and reduced left ventricular function (the “HRPCI Milestone”); and

(iii)

on or prior to the earlier of (A) four years after publication of results relating to the primary clinical endpoints in the RECOVER IV study undertaken by ABIOMED and (B) December 31, 2029, results from the RECOVER IV study undertaken by ABIOMED contribute to the publication of a Class I recommendation in the Clinical Practice Guideline for the use of any device in the Impella Product Family in patients with STEMI-Cardiogenic Shock, or STEMI-CS (the “Cardiogenic Shock Milestone”).

The CVR Agreement requires Johnson & Johnson to, with respect to each of (a) the STEMI Recommendation Milestone and the FDA Approval Milestone, (b) the HRPCI Milestone and (c) the Cardiogenic Shock Milestone, expend at least $37,682,000, $81,495,200 and $39,800,000, respectively, towards the achievement of such Milestone(s), subject to certain exceptions specified in the CVR Agreement. Other than with respect to these commitments, Johnson & Johnson (i) has the right, in its sole and absolute discretion, to direct and control the development, marketing, commercialization and sale of the Products in all respects and (ii) is not otherwise required (expressly or implicitly) to achieve or undertake any level of efforts, or employ any level of resources, to develop, market, commercialize or sell the Products or achieve the Milestones.

It is possible that none of the Milestones will be achieved, in which case holders of CVRs will not receive any payments with respect to their CVRs. It is not possible to predict whether any payment will become payable with respect to the CVRs. Whether any Milestone required for payment of any Milestone Payment is met will depend on many factors, some of which are outside the control of Johnson & Johnson and its subsidiaries. There can be no assurance that any of the Milestones will be achieved or that any payment with respect to the CVRs will be made.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on November 15, 2022, Purchaser commenced a tender offer to acquire all of the outstanding Shares at a price of (a) $380.00 per Share, net to the seller in cash, without interest and less any required withholding taxes (the “Cash Amount”), plus (b) one non-tradeable contractual contingent value right per Share (each, a “CVR”), which CVR represents the right to receive contingent payments of up to $35.00 per Share in cash, without interest and less any required withholding taxes, in the aggregate, upon the achievement of the Milestones (the Cash Amount plus one CVR, collectively, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 15, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (together with the Offer to Purchase and other related materials, as amended or supplemented from time to time, the “Offer”).

On December 22, 2022, Johnson & Johnson announced that the Offer had expired at 11:59 p.m., New York City time, on December 21, 2022 (the “Expiration Time”) and that as of such time, based on the information provided by the depositary for the Offer, 25,759,195 Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 57.1% of the then-outstanding Shares, which Shares were sufficient to have met the Minimum Condition (as defined in the Merger Agreement) of the Offer and to enable the Merger (as defined below) to occur in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without a vote on the adoption of the Merger Agreement by ABIOMED stockholders. All conditions to the Offer having been satisfied, Purchaser subsequently irrevocably accepted for payment all Shares validly tendered and not properly withdrawn prior to the Expiration Time, and will promptly pay for such Shares pursuant to the Offer.

Following the completion of the Offer, on December 22, 2022, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser merged with and into ABIOMED (the “Merger”), with ABIOMED continuing as the surviving corporation in the Merger and thereby becoming a wholly owned subsidiary of Johnson & Johnson. At the closing of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (a) Shares owned by Johnson & Johnson, Purchaser or ABIOMED (or held in ABIOMED’s treasury), or by any direct or indirect wholly owned subsidiary of Johnson & Johnson or Purchaser, in each case at the commencement of the Offer and immediately prior to the Effective Time, (b) Shares irrevocably accepted for purchase pursuant to the Offer or (c) Shares owned by any stockholders who have properly and validly demanded their appraisal rights in compliance with Section 262 of the DGCL) was converted into the right to receive the Offer Price, without interest and less any required withholding taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time:

•

each stock option to purchase Shares (an “ABIOMED Option”) outstanding as of immediately prior to the Effective Time with an exercise price that is less than the Cash Amount (an “In-the-Money Option”) was canceled in exchange for the Cash Amount (less the applicable exercise price) plus one CVR, in each case, multiplied by the number of Shares underlying such In-the-Money Option;

•

each ABIOMED Option outstanding as of immediately prior to the Effective Time with an exercise price that is equal to or greater than the Cash Amount (an “Out-of-the-Money Option”) was canceled in exchange for the right to receive cash payments equal to the total amount of the Milestone Payments actually payable in connection with a CVR (if any), less the amount by which such exercise price exceeds the Cash Amount (if any), multiplied by the number of Shares underlying such Out-of-the-Money Option;

•

each performance stock unit in respect of Shares (an “ABIOMED PSU”) outstanding as of immediately prior to the Effective Time was canceled in exchange for the Cash Amount plus one CVR, in each case, multiplied by the number of Shares underlying such ABIOMED PSU, generally determined based on actual performance for any performance periods that have been completed as of the Effective Time and maximum performance for all other performance periods; and

•

each restricted stock unit in respect of Shares (an “ABIOMED RSU”) outstanding as of immediately prior to the Effective Time was canceled in exchange for the Cash Amount plus one CVR, in each case, multiplied by the number of Shares underlying such ABIOMED RSU.

The aggregate amount paid by Purchaser in the Offer and the Merger for the Shares was approximately $17.1 billion, excluding related fees and expenses. Johnson & Johnson and Purchaser funded the acquisition of the Shares in the Offer and the Merger through a combination of Johnson & Johnson’s available cash on hand and short-term financing. Johnson & Johnson estimates that it would need approximately $1.6 billion to pay the maximum aggregate amount that the holders of CVRs and holders of certain options would be entitled to if all of the Milestones are achieved.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Johnson & Johnson on November 1, 2022 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 22, 2022, Johnson & Johnson issued a press release announcing, among other things, the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2022, by and among Johnson & Johnson, Athos Merger Sub, Inc. and ABIOMED, Inc. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Johnson & Johnson with the SEC on November 1, 2022)*

10.1	Contingent Value Rights Agreement, dated as of December 22, 2022, by and between Johnson & Johnson and American Stock Transfer & Trust Company, LLC*

99.1	Press Release, dated December 22, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Johnson & Johnson hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)

Date:	December 22, 2022	By:	/s/ Laura H. McFalls
Laura H. McFalls Assistant Secretary